INVESTMENT SUB-ADVISORY AGREEMENT

         AGREEMENT made as of this 29th day of December,
2006, by and among Old Mutual Capital, Inc. (the
Adviser), Munder Capital Management (the Sub-
Adviser), and Old Mutual Insurance Series Fund, a
Delaware statutory trust (the Trust).
         WHEREAS, the Trust is registered as an open-
end management investment company under the
Investment Company Act of 1940, as amended (the
1940 Act);
         WHEREAS, pursuant to an Agreement between the
Adviser and the Trust of even date herewith, the
Adviser acts as investment manager for the assets of
the portfolios listed on Schedule A to this
Agreement (each, a Fund); and
         WHEREAS, the Adviser and the Trust each desire
to retain the Sub-Adviser to provide investment
advisory services to the Trust in connection with
the management of that portion of the assets of each
Fund that are allocated by the Adviser to a
designated custodial account established at the
Funds custodian (each such portion, a Portfolio),
which may constitute some or all of the assets of a
Fund, and the Sub-Adviser is willing to render such
investment advisory services.
         NOW, THEREFORE, intending to be legally bound,
the parties hereto agree as follows:
1.	(a)	Subject to supervision and oversight by
the Adviser and the Trusts Board of Trustees, the
Sub-Adviser shall manage (i) the investment
operations of the Portfolio, and (ii) the
composition of such assets, including the purchase,
retention and disposition thereof, in accordance
with the Funds investment objectives, policies and
restrictions as stated in such Funds Prospectus(es)
(such Prospectus(es) and Statement(s) of Additional
Information as currently in effect and as amended or
supplemented from time to time, being herein called
the Prospectus), and subject to the following
understandings:
                  (1)	The Sub-Adviser shall provide
supervision of each Portfolios investments and
determine from time to time what investments and
securities will be purchased, retained or sold by
such Portfolio and what portion of such assets will
be invested or held uninvested in cash.
                  (2)	In the performance of its duties
and obligations under this Agreement, the Sub-
Adviser shall act in conformity with the Trusts
Prospectus and with the instructions and directions
of the Adviser and of the Board of Trustees and will
conform and comply with the requirements of the 1940
Act, the Internal Revenue Code of 1986, as amended,
and all other applicable federal and state laws and
regulations, as each is amended from time to time.
                  (3)	The Sub-Adviser shall determine
the securities to be purchased or sold with respect
to each Portfolio and will place orders with or
through such persons, brokers or dealers to carry
out the policy with respect to brokerage set forth
in the respective Funds Registration Statement (as
defined herein) and Prospectus or as the Board of
Trustees or the Adviser may direct from time to
time, in conformity with federal securities laws.
In providing a Portfolio with investment
supervision, the Sub-Adviser will give primary
consideration to securing the most favorable price
and efficient execution.  Within the framework of
this policy, the Sub-Adviser may consider the
financial responsibility, research and investment
information and other services provided by brokers
or dealers who may effect or be a party to any such
transaction or other transactions to which the Sub-
Advisers other clients may be a party.  It is
understood that it is desirable for a Portfolio that
the Sub-Adviser have access to (i) supplemental
investment and market research and (ii) security and
economic analysis provided by brokers who may
execute brokerage transactions at a higher cost to
the Portfolio than may result when allocating
brokerage to other brokers on the basis of seeking
the most favorable price and efficient execution.
Therefore, the Sub-Adviser is authorized to place
orders for the purchase and sale of securities on
behalf of each Portfolio with brokers, subject to
review by the Trusts Board of Trustees from time to
time with respect to the extent and continuation of
this practice.  It is understood that the services
provided by such brokers may be useful to the Sub-
Adviser in connection with the Sub-Advisers
services to other clients.
                  	On occasions when the Sub-Adviser
deems the purchase or sale of a security to be in
the best interest of a Portfolio as well as other
clients of the Sub-Adviser, the Sub-Adviser, to the
extent permitted by applicable laws and regulations,
may, but shall be under no obligation to, aggregate
the securities to be so purchased or sold in order
to obtain the most favorable price or lower
brokerage commissions and efficient execution.  In
such event, allocation of the securities so
purchased or sold, as well as the expenses incurred
in the transaction, will be made by the Sub-Adviser
in the manner it considers to be the most equitable
and consistent with its fiduciary obligations to the
Portfolio in question and to such other clients.
                  (4)	The Sub-Adviser at its expense
will make available to the Trustees of the Trust and
the Adviser at reasonable times its portfolio
managers and other appropriate personnel, either in
person or, at the mutual convenience of the Adviser
and the Sub-Adviser, by telephone, in order to
review the investment policies, performance and
other investment related information regarding the
Portfolio and to consult with the Trustees of the
Trust and Adviser regarding the Portfolios
investment affairs, including economic, statistical
and investment matters related to the Sub-Advisers
duties hereunder, and will provide periodic reports
to the Adviser relating to the investment strategies
it employs.  The Sub-Adviser and its personnel shall
also cooperate fully with counsel and auditors for,
and the Chief Compliance Officers of, the Adviser
and the Trust.
                  (5)	In accordance with procedures
adopted by the Trustees of the Trust, as amended
from time to time, the Sub-Adviser is responsible
for assisting in the fair valuation of all Portfolio
securities.  The Sub-Adviser will use its reasonable
efforts to provide, based upon its own expertise,
and to arrange with parties independent of the Sub-
Adviser such as broker-dealers for the provision of,
valuation information or prices for securities for
which prices are deemed by the Adviser or Trusts
administrator not to be readily available in the
ordinary course of business from an automated
pricing service.  In addition, the Sub-Adviser will
assist the Fund and its agents in determining
whether prices obtained for valuation purposes
accurately reflect market price information relating
to the assets of the Portfolio at such times as the
Adviser shall reasonably request, including but not
limited to, the hours after the close of a
securities market and prior to the daily
determination of a Funds net asset value per share.
                  (6)	The Sub-Adviser at its expense
will provide the Adviser and/or the Trusts Chief
Compliance Officer with such compliance reports
relating to its duties under this Agreement as may
be requested from time to time.  Notwithstanding the
foregoing, the Sub-Adviser will promptly report to
the Adviser any material violations of the federal
securities laws (as defined in Rule 38a-1 of the
1940 Act) that it is or should be aware of or of any
material violation of the Sub-Advisers compliance
policies and procedures that pertain to the
Portfolio, as well as any change in portfolio
manager(s) of the Portfolio.
                  (7)	Unless otherwise directed by the
Adviser or the Trusts Board of Trustees, the Sub-
Adviser will vote all proxies received in accordance
with the Trusts proxy voting policy or, if the Sub-
Adviser has a proxy voting policy approved by the
Trusts Board of Trustees, the Sub-Advisers proxy
voting policy.  The Adviser shall instruct the
Portfolios custodian to forward or cause to be
forwarded to the Sub-Adviser all relevant proxy
solicitation materials.  The Sub-Adviser shall
maintain and shall forward to the Fund or its
designated agent such proxy voting information as is
necessary for the Fund to timely file proxy voting
results in accordance with Rule 30b1-4 of the 1940
Act.
                  (8)	The Sub-Adviser represents and
warrants that it has adopted a code of ethics
meeting the requirements of Rule 17j-1 under the
1940 Act and the requirements of Rule 204A-1 under
the Investment Advisers Act of 1940 and has provided
the Adviser and the Trustees of the Fund a copy of
such code of ethics, together with evidence of its
adoption, and will promptly provide copies of any
changes thereto, together with evidence of their
adoption.  Upon request of the Adviser, but in any
event no less frequently than annually, the Sub-
Adviser will supply the Adviser a written report
that (A) describes any issues arising under the code
of ethics or procedures since the Sub-Advisers last
report, including but not limited to material
violations of the code of ethics or procedures and
sanctions imposed in response to the material
violations; and (B) certifies that the procedures
contained in the Sub-Advisers code of ethics are
reasonably designed to prevent access persons from
violating the code of ethics.
                  (9)	The Sub-Adviser will review draft
reports to shareholders and other documents provided
or available to it and provide comments on a timely
basis.  In addition, the Sub-Adviser and each
officer and portfolio manager thereof designated by
the Adviser will provide on a timely basis such
certifications or sub-certifications as the Adviser
may reasonably request in order to support and
facilitate certifications required to be provided by
the Trusts Principal Executive Officer and
Principal Accounting Officer.
                  (10)	The Sub-Adviser shall maintain all
books and records with respect to each Portfolios
portfolio transactions required by subparagraphs
(b)(5), (6), (7), (9), (10) and (11) and paragraph
(f) of Rule 31a-1 under the 1940 Act and shall
render to the Trusts Board of Trustees such
periodic and special reports as the Trusts Board of
Trustees may reasonably request.
                  (11)	The Sub-Adviser shall provide the
Funds custodian on each business day with
information relating to all transactions concerning
the assets of the Portfolio and shall provide the
Adviser with such information upon request of the
Adviser.
                  (12)	(a)	The investment management
services provided by the Sub-Adviser under this
Agreement are not to be deemed exclusive and the
Sub-Adviser shall be free to render similar services
to others, as long as such services do not impair
the services rendered to the Adviser or the Trust.
                           (b)	Services to be furnished by
the Sub-Adviser under this Agreement may be
furnished through the medium of any of the Sub-
Advisers officers or employees.
                           (c)	The Sub-Adviser shall keep
each Portfolios books and records required to be
maintained by the Sub-Adviser pursuant to paragraph
1(a) of this Agreement and shall timely furnish to
the Adviser all information relating to the Sub-
Advisers services under this Agreement needed by
the Adviser to keep the other books and records of a
Portfolio required by Rule 31a-1 under the 1940 Act.
The Sub-Adviser agrees that all records that it
maintains on behalf of a Portfolio are property of
the Fund and the Sub-Adviser will surrender promptly
to a Fund any of such records upon that Funds
request; provided, however, that the Sub-Adviser may
retain a copy of such records.  The Sub-Adviser
further agrees to preserve for the periods
prescribed by Rule 31a-2 under the 1940 Act any such
records as are required to be maintained by it
pursuant to paragraph 1(a) of this Agreement.
2.	The Adviser shall continue to have
responsibility for all services to be provided to
each Portfolio pursuant to the Advisory Agreement
and shall oversee and review the Sub-Advisers
performance of its duties under this Agreement.
3.	The Adviser has delivered to the Sub-Adviser
copies of each of the following documents and will
deliver to it all future amendments and supplements,
if any:
         (a)	Certified resolutions of the Trusts
Board of Trustees authorizing the appointment of the
Sub-Adviser and approving the form of this
Agreement;
         (b)	Registration Statement under the 1940
Act and the Securities Act of 1933, as amended on
Form N-1A (the Registration Statement), as filed
with the Securities and Exchange Commission (the
Commission) relating to the Funds and shares of
the Funds beneficial shares, and all amendments
thereto; and
         (c)	Prospectus(es) of the Funds.
4.	For the services to be provided by the Sub-
Adviser pursuant to this Agreement for the
Portfolios, the Adviser will pay to the Sub-Adviser
as full compensation therefor a fee at an annual
rate equal to a percentage of each Portfolios
average daily net assets, as set forth on Schedule
A.  This fee will be paid to the Sub-Adviser from
the Advisers advisory fee for such Portfolio.  This
fee will be computed daily and paid to the Sub-
Adviser monthly.
5.	The Sub-Adviser shall not be liable for any
error of judgment or for any loss suffered by a Fund
or the Adviser in connection with performance of its
obligations under this Agreement, except a loss
resulting from a breach of fiduciary duty with
respect to the receipt of compensation for services
(in which case any award of damages shall be limited
to the period and the amount set forth in Section
36(b)(3) of the 1940 Act), or a loss resulting from
willful misfeasance, bad faith or gross negligence
on the Sub-Advisers part in the performance of its
duties or from reckless disregard of its obligations
and duties under this Agreement, except as may
otherwise be provided under provisions of applicable
state law which cannot be waived or modified hereby.
6.	This Agreement shall continue for an initial
period ending December 31, 2007, and thereafter
shall continue automatically for successive annual
periods, provided such continuance is specifically
approved at least annually in conformance with the
1940 Act provided, however, that this Agreement may
be terminated (a) by a Fund at any time, without the
payment of any penalty, by the vote of a majority of
Trustees of the Trust or by the vote of a majority
of the outstanding voting securities of a Fund, (b)
by the Adviser at any time, without the payment of
any penalty, on not more than 60 days nor less than
30 days written notice to the other parties, or (c)
by the Sub-Adviser at any time, without the payment
of any penalty, on 90 days written notice to the
other parties.  This Agreement shall terminate
automatically and immediately in the event of its
assignment.  As used in this Section 6, the terms
assignment and vote of a majority of the
outstanding voting securities shall have the
respective meanings set forth in the 1940 Act and
the rules and regulations thereunder, subject to
such exceptions as may be granted by the Commission
under the 1940 Act.
7.	Nothing in this Agreement shall limit or
restrict the right of any of the Sub-Advisers
partners, officers, or employees to engage in any
other business or to devote his or her time and
attention in part to the management or other aspects
of any business, whether of a similar or dissimilar
nature, nor limit or restrict the Sub-Advisers
right to engage in any other business or to render
services of any kind to any other corporation, firm,
individual or association.
8.	During the term of this Agreement, the Adviser
agrees to furnish the Sub-Adviser at its principal
office all prospectuses, proxy statements, reports
to shareholders, sales literature or other materials
prepared for distribution to shareholders of the
Funds, the Trust or the public that refers to the
Sub-Adviser or its clients in any way prior to use
thereof and not to use material if the Sub-Adviser
reasonably objects in writing within five business
days (or such other period as may be mutually agreed
upon) after receipt thereof.  The Sub-Advisers
right to object to such materials is limited to the
portions of such materials that expressly relate to
the Sub-Adviser, its services and its clients.  The
Adviser agrees to use its reasonable best efforts to
ensure that materials prepared by its employees or
agents or its affiliates that refer to the Sub-
Adviser or its clients in any way are consistent
with those materials previously approved by the Sub-
Adviser as referenced in the first sentence of this
paragraph.  Sales literature may be furnished to the
Sub-Adviser by first-class mail, electronic mail or
overnight delivery service, facsimile transmission
equipment or hand delivery.
9.	No Trustee or Shareholder of the Trust shall
be personally liable for any debts, liabilities,
obligations or expenses incurred by, or contracted
for under this Agreement.
10.	No provisions of this Agreement may be
changed, waived, discharged or terminated orally,
but only by an instrument in writing signed by the
party against which enforcement of the change,
waiver, discharge or termination is sought, and no
amendment of this Agreement shall be effective until
approved by the vote of the majority of the
outstanding voting securities of each Fund.
11.	This Agreement shall be governed by the laws
of the state of Delaware; provided, however, that
nothing herein shall be construed as being
inconsistent with the 1940 Act.
12.	This Agreement embodies the entire agreement
and understanding among the parties hereto, and
supersedes all prior agreements and understandings
relating to this Agreements subject matter.  This
Agreement may be executed in any number of
counterparts, each of which shall be deemed to be an
original; all such counterparts shall, together,
constitute only one instrument.
13.	Should any part of this Agreement be held
invalid by a court decision, statute, rule or
otherwise, the remainder of this Agreement shall not
be affected thereby.  This Agreement shall be
binding upon and shall inure to the benefit of the
parties hereto and their respective successors.
14.	Any notice, advice or report to be given
pursuant to this Agreement shall be delivered or mailed:
To the Adviser at:
To the Sub-Adviser at:


Old Mutual Capital, Inc.
4643 South Ulster Street,
Suite 600
Denver, CO 80237
Attention:  General
Counsel

Munder Capital Management
480 Pierce Street
Birmingham, MI  48009
Attention:  General
Counsel
	To the Trust or a Fund
at:
	Old Mutual Insurance
Series Fund
	4643 South Ulster
Street, Suite 600
	Denver, CO 80237
	Attention:  General
Counsel
15.	Where the effect of a requirement of the 1940
Act reflected in any provision of this Agreement is
altered by a rule, regulation or order of the
Commission, whether of special or general
application, such provision shall be deemed to
incorporate the effect of such rule, regulation or
order.
16.	As required by certain exemptive rules under
the 1940 Act, the Sub-Adviser is prohibited from consulting with the entities listed below concerning transactions for the Fund in securities or other assets:
                  1. other subadvisers to the Fund
                  2. other subadvisers to a Trust
portfolio
                  3. other subadvisers to a portfolio
under common control with the Fund
         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the day and year first written above.

OLD MUTUAL CAPITAL, INC.	OLD MUTUAL
INSURANCE
SERIES
FUND

By:  ________________________________	By:
_______________________________
Name: ______________________________	Name:
____________________________
Title: _______________________________	Title:
_____________________________

MUNDER CAPITAL MANAGEMENT

By:  ________________________________
Name: ______________________________
Title: _______________________________



SCHEDULE A
DATED DECEMBER 29, 2006
TO
INVESTMENT SUB-ADVISORY AGREEMENT
AMONG
MUNDER CAPITAL MANAGEMENT,
OLD MUTUAL CAPITAL, INC.
AND
OLD MUTUAL INSURANCE SERIES FUND
DATED DECEMBER 29, 2006

PORTFOLIO
FEE








Old Mutual
Growth II
Portfolio
0.475%





























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